EXHIBIT 10.3

TERM NOTE A

$8,500,000	Phoenix, Arizona
March 22, 2013

FOR VALUE RECEIVED, the undersigned INVENTURE FOODS, INC., a Delaware corporation,  and BN FOODS INC., a Colorado corporation, BOULDER NATURAL FOODS, INC., an Arizona corporation, LA COMETA PROPERTIES, INC., an Arizona corporation, POORE BROTHERS - BLUFFTON, LLC, a Delaware limited liability company, RADER FARMS, INC., a Delaware corporation, and TEJAS PB DISTRIBUTING, INC., an Arizona corporation, (each a “Borrower” and collectively, “Borrower”, as the context may require), promises to pay to the order of U.S. Bank National Association, a national banking association (hereinafter referred to as “U.S. Bank”) at 950 Seventeenth Street, 7th Floor, Denver, Colorado 80202, or at such other place as U.S. Bank may designate, in lawful money of the United States of America, the principal sum of Eight Million Five Hundred Thousand Dollars ($8,500,000) or so much thereof as may be advanced and be outstanding, together with interest on any and all principal amounts outstanding calculated in accordance with the provisions set forth below.  This Note is issued under that certain Loan and Security Agreement between Borrower and U.S. Bank dated March 22, 2013 (as the same has been and may be amended, replaced, restated and/or supplemented from time to time, the “Loan Agreement”).  All terms not defined herein shall have the definition given to them in the Loan Agreement.

Loans hereunder (“Loans”), to the total amount of the principal sum stated above, may be made by U.S. Bank on any “New York Banking Day” (any day, other than a Saturday or Sunday, on which commercial banks are open for business in New York, New York), may be made by U.S. Bank at the oral or written request of the natural Person signing this Note on behalf of Borrower (or any one of them, if more than one), or any natural Person designated by them (or any one of them).  Such persons shall be authorized to request Loans and direct the disposition of any such Loans until written notice of the revocation of such authority is received by U.S. Bank at the address designated above.  Any such Loans shall be conclusively presumed to have been made to or for the benefit of Borrower when U.S. Bank believes in good faith that such requests and directions have been made by authorized persons, or when said Loans are mailed to Borrower or deposited to the credit of the account of Borrower regardless of the fact that persons other than those authorized hereunder may have authority to draw against such account.  A Loan request shall be made not later than 11:00 a.m. (mountain time) on the New York Banking Day prior to the proposed date of the Loan.

The unpaid principal balance will bear interest at a fixed annual rate equal to Two and Sixty Nine One Hundredths Percent (2.69%).  Interest accrued hereunder shall be computed on the basis of 30 days elapsed and a year of 360 days.

The unpaid balance of this obligation at any time shall be the total amounts advanced hereunder by U.S. Bank together with accrued and unpaid interest, less the amount of payments made hereon by or for Borrower, which balance may be endorsed hereon from time to time by U.S. Bank.

In addition to the repayment requirements imposed upon Borrower under the Loan Agreement, together with the agreements referred to therein, the principal and interest owing under this Note shall be payable in arrears in monthly installments of One Hundred Eleven Thousand One Hundred Twenty Nine and 42/100 Dollars ($111,129.42) on April 22, 2013, and on the same date of each month thereafter, plus a final payment equal to all unpaid principal and interest on the Maturity Date.  When any such payment due, U.S. Bank may take the payment by a debit to a Deposit Account maintained with U.S. Bank per any preauthorization provided by Borrower to U.S. Bank.  “Maturity Date” shall mean, as applicable, the earlier of: (a) March 22, 2020; (b) the date of termination in whole of the Commitments pursuant to Sections 2.3(c), 2.8 or 9.1 of the Loan Agreement; or (c) the date of the TGIF Early Maturity Date.

PAYMENT ADJUSTMENT. In the event that a forward rate lock agreement has not been executed, on the date of funding (the “Adjustment Date”) the interest rate set forth herein and the installments due hereunder shall be recalculated based upon changes in the spot rate of Eighty Four (84)-month U. S. Bancorp’s Funds Transfer Pricing Rate/Cost of Funds (the “Spot Rate”) from March 21, 2013 until the Adjustment Date.  If, on the Adjustment Date, the Spot Rate is greater or less than 1.44%, then such interest rate and installments shall be adjusted accordingly to reflect the actual rate.  Thereafter, the interest rate and installments shall remain fixed during the term hereof.

Anything herein or in the Loan Agreement to the contrary notwithstanding, all principal and interest remaining unpaid on the Maturity Date shall be immediately due and payable unless such Maturity Date shall be extended by U.S. Bank as set forth below.

Borrower may prepay this Note in whole or in part, without paying any indemnity.  Any prepayment of principal shall be accompanied by a payment of interest accrued thereon to date, and the prepayment shall be applied to the principal installments in the inverse order of their maturities.

Notwithstanding the provisions of this Note, U.S. Bank shall have the option, in its sole discretion and without any obligation to do so, to make Loans to Borrower (or for Borrower’s account where authorized to do so under the Loan Agreement or related documents), in amounts in excess of those amounts that would otherwise be prescribed by this Note.  Such overadvances, when made by U.S. Bank, shall become an obligation of Borrower and any surety of Borrower’s indebtedness to U.S. Bank under this Note to the same extent as any other disbursements hereunder, and notwithstanding the fact that such overadvances may create a principal balance owing to U.S. Bank in excess of the face amount stated in this Note.  U.S. Bank shall also have the option, in its sole discretion and without any obligation to do so, to extend the Maturity Date of the indebtedness hereunder.  Such extensions shall be immediately effective when made by U.S. Bank and notice thereof shall be given by U.S. Bank as provided for in the Loan Agreement.

Should any Matured Default occur, as provided for in the Loan Agreement, which shall not have been cured, if a right to cure is provided for therein, then at U.S. Bank’s option, U.S. Bank may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand or notice of dishonor, all of which are expressly waived, and U.S. Bank shall have no obligation to make any further Loans hereunder.

Should more than one person or entity sign this Note, the obligations of each signer shall be joint and several.  U.S. Bank may settle, release, compromise, collect or otherwise liquidate the obligations of any Borrower, any guarantor of such obligations, and any security or collateral for such obligations or for any such guaranty, in any manner, without affecting or impairing the obligations of the undersigned hereunder.

This Note shall be construed in accordance with the laws of the State of Arizona.

INVENTURE FOODS, INC.

By	/s/ Steve Weinberger
Steve Weinberger
Chief Financial Officer

BN FOODS, INC.

By	/s/ Steve Weinberger
Steve Weinberger
Chief Financial Officer

BOULDER NATURAL FOODS, INC.

By	/s/ Steve Weinberger
Steve Weinberger
Chief Financial Officer

LA COMETA PROPERTIES, INC.

By	/s/ Steve Weinberger
Steve Weinberger
Chief Financial Officer

POORE BROTHERS —
BLUFFTON, LLC

By	/s/ Steve Weinberger
Steve Weinberger
Chief Financial Officer

RADER FARMS, INC.

By	/s/ Steve Weinberger
Steve Weinberger
Chief Financial Officer

TEJAS PB DISTRIBUTING, INC.

By	/s/ Steve Weinberger
Steve Weinberger
Chief Financial Officer

[Signature Page to Term Note A]